SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) November 16, 2001
                                                 -------------------------------

                     NATIONAL PENN BANCSHARES, INC.
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           (Exact name of registrant as specified in its charter)


       Pennsylvania                   0-10957                23-2215075
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(State or other jurisdiction       (Commission          (I.R.S. Employer
     of incorporation)             File Number)            Ident. No.)


Philadelphia and Reading Avenues, Boyertown, PA             19512
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  (Address of principal executive office)                (Zip Code)


Registrant's telephone number, including area code (610) 367-6001
                                                   -----------------------------


                                       N/A
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          (Former name or former address, if changed since last report)


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Item 5.  Other Events.
----------------------

         On November 16, 2001, effective at the close of business, National Penn Bank ("Bank"), the wholly-owned, principal banking subsidiary of National Penn Bancshares, Inc. (the "Registrant"), acquired certain assets and assumed certain liabilities of the Kutztown, Pennsylvania branch office of PNC Bank, National Association ("PNC"), pursuant to a Purchase and Assumption Agreement between the Bank and PNC dated as of July 23, 2001.

         In this purchase and assumption transaction, PNC paid cash to the Bank equal to the amount of deposits assumed, approximately $40.2 million (including accrued interest), and the Bank paid to PNC an undisclosed premium for such deposits. In addition, the Bank acquired approximately $11 million in consumer and business banking loans, together with the real estate, building, furnishings, fixtures and equipment, and safe deposit business located at the branch. All amounts due PNC from the Bank were deducted from the amount of cash paid to the Bank by PNC for the assumption of deposits.

         The Bank intends to use the acquired assets and deposits in the operation of its banking business. As the result of this acquisition, the Bank currently operates 59 banking offices in southeastern Pennsylvania.

Item 7.  Financial Statements and Exhibits.
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(c)  Exhibits.

         99.1 - Press Release dated November 19, 2001 of National Penn Bancshares, Inc.



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                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           NATIONAL PENN BANCSHARES, INC.


                                           By/s/Wayne R. Weidner
                                             -----------------------------------
                                                Wayne R. Weidner
                                                President and CEO

Dated:  November 20, 2001

                                  EXHIBIT INDEX
                                  -------------


Exhibit Number                       Description
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         99.1              Press Release dated November 19, 2001 of National
                           Penn Bancshares, Inc.